Exhibit 99.1

FOR DISTRIBUTION TO HOLDERS OF VNR PREFERRED UNITS AND VNR COMMON UNITS

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	§	Chapter 11
VANGUARD NATURAL RESOURCES, LLC, *et al.*,[1]	§	Case No. 17-30560
Debtors.	§	(Jointly Administered)

EXECUTIVE SUMMARY OF TREATMENT OF VNR PREFERRED UNITS AND VNR COMMON UNITS UNDER SECOND AMENDED JOINT PLAN OF REORGANIZATION OF VANGUARD NATURAL RESOURCES, LLC, *ET AL.*, PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

On June 2, 2017, the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court") entered an order (the "Disclosure Statement Order")[2] approving the *Disclosure Statement Relating to the Second Amended Joint Plan of Reorganization of Vanguard Natural Resources, LLC, et al., Pursuant to Chapter 11 of the Bankruptcy Code* (as modified, amended, or supplemented from time to time, the "Disclosure Statement") with respect to the *Second Amended Joint Plan of Reorganization of Vanguard Natural Resources, LLC, et al., Pursuant to Chapter 11 of the Bankruptcy Code* (as modified, amended, or supplemented from time to time, the "Plan"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Plan. The Disclosure Statement Order authorizes the Debtors to solicit votes to accept or reject the Plan pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). **A complete copy of the Disclosure Statement and Plan can be found, free of charge, at https://cases.primeclerk.com/vanguard** or by calling Prime Clerk at (844) 596-2260 or (929) 333-8976 (International).

The Plan provides for the reorganization of the Debtors as a going concern and will significantly reduce long-term debt and annual interest payments of the Reorganized Debtors, resulting in a stronger, de-levered balance sheet. Under the Plan, Reorganized VNR Finance Corp. will issue the New Common Stock.[3] Among other things, the Plan provides for:

(a) The Rights Offering, consisting of (i) a $10.176081 million rights offering to be conducted in reliance upon the exemption from registration under the Securities Act provided in section 1145 of the Bankruptcy Code, pursuant to which Holders of Senior Notes Claims are entitled to purchase equity in Reorganized VNR Finance, (ii) a $117.698919 million rights offering to be conducted in reliance upon the exemption from registration under the Securities Act provided in section 4(a)(2) of the Securities Act, pursuant to which Accredited Investor Eligible Holders of Senior Notes Claims are entitled to purchase equity in Reorganized VNR Finance, and (iii) a $127.875 million equity investment, pursuant to which the Commitment Parties will purchase equity in Reorganized VNR Finance. The Rights Offering Shares equal 84.8% of the New Common Stock, subject to dilution by the GUC Rights Offering, the New Management Incentive Plan, the New Common Stock issuable upon exercise of the New Warrants, and the New Common Stock issued to Encana.

(b) A fully committed $19.25 million equity investment from the Second Lien Investors for shares of New Common Stock equal to 6.4% of the aggregate New Common Stock as of the Effective Date and subject to dilution as set forth in the Plan.

(c) A full recovery for Holders of Allowed Lender Claims consisting of (i) cash in the amount of the Credit Agreement Interest plus (ii) cash in the amount of its Pro Rata share of the Glasscock Sale Proceeds. In addition, each such Holder shall receive treatment under either Option 1 or Option 2 below. If the Holder elects (or is deemed to elect, upon its execution of the Exit Facility Credit Agreement) Option 1 on its Ballot, it shall also receive its Option 1 Pro Rata Share of (i) the Lender Paydown, (ii) the Exit Revolving Loans, and (iii) the Exit Term A Loans. If such Holder elects Option 2 on its Ballot, it shall also receive its Option 2 Pro Rata Share of the Exit Term B Loans.

(d) The issuance of new notes to Holders of Allowed Second Lien Notes Claims in an aggregate principal amount of approximately $78.075 million, plus accrued and unpaid postpetition interest through the Effective Date.

(e) The GUC Rights Offering is in an amount not to exceed the aggregate of (a) $7.651 million for certain holders of General Unsecured Claims, which will provide the participants up to 2.5% of New Common Stock if the rights offering is fully subscribed (subject to dilution by the New Management Incentive Plan, the New Common Stock issuable upon exercise of the New Warrants, and the New Common Stock issued to Encana), and (b) 21.86% of the amount of the Allowed

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: Vanguard Natural Resources, LLC (1161); Eagle Rock Acquisition Partnership, L.P. (6706); Eagle Rock Acquisition Partnership II, L.P. (0903); Eagle Rock Energy Acquisition Co., Inc. (4564); Eagle Rock Energy Acquisition Co. II, Inc. (3364); Eagle Rock Upstream Development Company, Inc. (0113); Eagle Rock Upstream Development Company II, Inc. (7453); Encore Clear Fork Pipeline LLC (2032); Escambia Asset Co. LLC (3869); Escambia Operating Co. LLC (2000); Vanguard Natural Gas, LLC (1004); Vanguard Operating, LLC (9331); VNR Finance Corp. (1494); and VNR Holdings, LLC (6371). The location of the Debtors' service address is: 5847 San Felipe, Suite 3000, Houston, Texas 77057.

[2] The Disclosure Statement Order was re-entered by the Court on June 6, 2017, to correct a clerical error [Docket No. 879].

[3] Reorganized VNR Finance Corp. will be a corporation for state law and for U.S. federal income tax purposes and the New Common Stock will consist entirely of common stock interests of such corporation.

Encana Claims (such amount to be reduced to reflect the same final rate, as a percentage of Allowed Claims, at which Holders of Allowed General Unsecured Claims electing to receive distributions from the GUC Equity Pool are able to subscribe in the GUC Rights Offering in accordance with the GUC Rights Offering Procedures).

Summary of the Treatment of VNR Preferred Units and VNR Common Units under the Plan

Class	Equity Interest	Treatment of Equity Interest	Projected Recovery[4]
Class 12	VNR Preferred Units	On the Effective Date, except to the extent that a Holder of VNR Preferred Units agrees to less favorable treatment of its VNR Preferred Units, and subject to the terms of the Restructuring Transactions, all VNR Preferred Units shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and in full and final satisfaction, settlement, release, and discharge of and in exchange for each VNR Preferred Unit, each Holder of VNR Preferred Units shall receive: (a) if Class 6, Class 7, Class 8, Class 9, and Class 12 are each determined to have voted to accept the Plan in accordance with the Bankruptcy Code, such Holder's Pro Rata share of (i) the VNR Preferred Unit Equity Distribution and (ii) VNR Preferred Unit New Warrants; or (b) if Class 6, Class 7, Class 8, Class 9, or Class 12 is determined to have voted to reject the Plan in accordance with the Bankruptcy Code, no distribution; *provided* that each Holder of VNR Preferred Units shall be given the opportunity to elect to waive its recovery, in which case the VNR Preferred Unit Equity Distribution and VNR Preferred Unit New Warrants that such Holder would have been entitled to receive shall be cancelled and of no further effect.	0.4%[5]
Class 13	VNR Common Units	On the Effective Date, except to the extent that a Holder of VNR Common Units agrees to less favorable treatment of its VNR Common Units, and subject to the terms of the Restructuring Transactions, all VNR Common Units shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and in full and final satisfaction, settlement, release, and discharge of and in exchange for each VNR Common Unit, each Holder of VNR Common Units shall receive: (a) if Class 6, Class 7, Class 8, Class 9, Class 12, and Class 13 are each determined to have voted to accept the Plan in accordance with the Bankruptcy Code, such Holder's Pro Rata share of the VNR Common Unit New Warrants; or (b) if Class 6, Class 7, Class 8, Class 9, Class 12, or Class 13 is determined to have voted to reject the Plan in accordance with the Bankruptcy Code, no distribution; *provided* that each Holder of VNR Common Units shall be given the opportunity to elect to waive its recovery, in which case the VNR Common Unit New Warrants that such Holder would have been entitled to receive shall be cancelled and of no further effect.	N/A[6]

"*VNR Preferred Unit New Warrants*" means the 3-year warrants issued to Holders of Allowed VNR Preferred Units for three percent (3%) of the New Common Stock as of the Effective Date (subject to dilution by the New Management Incentive Plan) exercisable at a total enterprise value to be calculated based on actual net debt as calculated in accordance with Exhibit A of the RSA, plus Allowed General Unsecured Claims (including rejection damage claims), Trade Claims, DIP Facility Claims and Administrative Claims, each as determined as of the Effective Date without giving effect to the Rights Offering, the GUC Rights Offering, the Backstop Agreement, or the Second Lien Investment, on the terms set forth in the Warrant Agreement.[7]

"*VNR Common Unit New Warrants*" means the 3-year warrants issued to Holders of Allowed VNR Common Units for three percent (3%) of the New Common Stock as of the Effective Date (subject to dilution by the New Management Incentive Plan) exercisable at a total enterprise value to be calculated based on actual net debt as calculated in accordance with Exhibit A of the RSA, plus Allowed General Unsecured Claims (including rejection damage claims), Trade Claims, DIP Facility Claims and Administrative Claims, and the liquidation preference of the VNR Preferred Units, each as determined as of the Effective Date without giving effect to the Rights Offering, the GUC Rights Offering, the Backstop Agreement, or the Second Lien Investment, on the terms set forth in the Warrant Agreement.

Prior to the Effective Date, the Debtors will distribute waiver election forms to the Holders of VNR Preferred Units and VNR Common Units, pursuant to which the Holders may elect to waive and decline any distribution on account of their VNR Preferred Units or VNR Common Units, as applicable. These waiver election forms will set forth instructions by which such Holders may make the election by either (i) electronically delivering their VNR Preferred Unit or VNR Common Unit positions through The Depository Trust Company's Automated Tender Offer Program (if the Holder holds its VNR Preferred Units or VNR Common Units through a Nominee) or (ii) marking such election on the form and returning the form to Prime Clerk LLC (if the VNR Preferred Units or VNR Common Units, as applicable, are held directly in the Holder's name on the books and records of the stock

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[4] Estimated based on Plan Value of $1.425 billion.

[5] Assumes that the GUC Equity Pool is fully utilized.

[6] On the Effective Date of the Plan, the Debtors anticipate that the strike price for the VNR Common Unit New Warrants will be greater than the total enterprise value of the Reorganized Debtors less the indebtedness of the Reorganized Debtors computed on a per share basis, and therefore, the claims recovery table reflects no projected recovery for Holders of VNR Common Units.

[7] The Warrant Agreement will be filed as part of the Plan Supplement on or before July 8, 2017.

transfer agent and not through a nominee). Attached hereto is a chart showing an illustrative example of the New Warrant strike mechanics. Valuation On April 24, 2017, the Ad Hoc Equity Committee filed the Ad Hoc Equity Committee’s (A) Preliminary Objection to the Debtors’ Disclosure Statement and (B) Request for Valuation Hearing [Docket No. 641] (the “Equity Committee Objection”). In the Equity Committee Objection, the Ad Hoc Equity Committee disagrees with the Debtors’ enterprise valuation. After its formation, the Ad Hoc Equity Committee retained Huron Consulting Services LLC (“Huron”) to conduct a formal valuation of the Debtors. According to the Ad Hoc Equity Committee, Huron has concluded its valuation analysis and, based on that analysis, the Ad Hoc Equity Committee believes that Plan Value proposed by the Debtors “is hundreds of millions of dollars short.” Equity Committee Objection at ¶ 3. According to Huron, the Debtors’ reorganization value is in the range of $2.1 billion to $2.6 billion, with a midpoint of $2.35 billion. See id. at ¶ 4. In the Ad Hoc Equity Committee’s view, the Plan is not confirmable because it is premised on a Plan Value that is below the valuation analysis conducted by Huron. The Debtors disagree with the Ad Hoc Equity Committee’s position, as well as Huron’s valuation analysis. The Debtors’ Valuation Analysis is attached to the Disclosure Statement as Exhibit G. The Valuation Analysis was prepared by Evercore, the Debtors’ investment banker. Evercore estimated the Total Enterprise Value of the Reorganized Debtors to be approximately $1,150 million to $1,500 million, with a midpoint of $1,325 million as of the assumed Effective Date of September 30, 2017. U.S. Federal Income Tax Consequences to U.S. Holders of VNR Preferred Units Pursuant to the Plan, except to the extent that a U.S. Holder of VNR Preferred Units agrees to less favorable treatment of its VNR Preferred Units, and subject to the terms of the Restructuring Transactions, all VNR Preferred Units shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and in full and final satisfaction, settlement, release, and discharge of and in exchange for each VNR Preferred Unit, each U.S. Holder of VNR Preferred Units shall receive: if Class 6, Class 7, Class 8, Class 9, and Class 12 are each determined to have voted to accept the Plan, such U.S. Holder’s Pro Rata share of (a) the VNR Preferred Unit Equity Distribution (i.e., New Common Stock) and (b) VNR Preferred Unit New Warrants; provided that each Holder of VNR Preferred Units shall be given the opportunity to elect to waive its recovery, in which case such Holder will receive no recovery for their VNR Preferred Units. While the matter is not free from doubt, the exchange of VNR Preferred Units for the VNR Preferred Unit Equity Distribution and VNR Preferred Unit New Warrants should likely be treated as an exchange in which gain (but not loss) is recognized by U.S. Holders of VNR Preferred Units. In such case, a U.S. Holder of VNR Preferred Units would recognize gain for United States federal income tax purposes in an amount equal to the excess of (a) the sum of the fair market value of its Pro Rata share of (i) the New Common Stock received and (ii) the VNR Preferred Unit New Warrants received, over (b) the U.S. Holder’s adjusted tax basis in its VNR Preferred Units. Such gain should be capital gain and should be long-term capital gain if the VNR Preferred Units were held for more than one year by the Holder. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. If a U.S. Holder recognizes gain in the exchange, such U.S. Holder’s tax basis in the New Common Stock and VNR Preferred Unit New Warrants received should equal the fair market value of such Pro Rata share of such New Common Stock and VNR Preferred Unit New Warrants as of the Effective Date. If a U.S. Holder does not recognize gain in the exchange, such U.S. Holder’s tax basis in the New Common Stock and VNR Preferred Unit New Warrants received should equal such Holder’s remaining tax basis in the VNR Preferred Units at the time such consideration is received and such tax basis will be allocated among such Holder’s New Common Stock and VNR Preferred Unit New Warrants based upon their relative fair market values as of the Effective Date. A U.S. Holder’s holding period for the New Common Stock and the VNR Preferred Unit New Warrants received should begin on the day following the Effective Date without regard to whether gain or loss was recognized by such U.S. Holder. See Article XIII.C.9 of the Disclosure Statement. Because VNR is transferring its assets to Reorganized VNR Finance in a taxable transaction (see Article XIII.B.1 of this Disclosure Statement), it is possible that some of the loss arising from that taxable transaction may be allocated to the Holders of the VNR Preferred Units. Any loss allocated to a Holder of VNR Preferred Units will decrease the tax basis of that Holder’s VNR Preferred Units. These adjustments to the tax basis of the VNR Preferred Units will occur prior to the exchange of VNR Preferred Units for New Common Stock and VNR Preferred Unit New Warrants described above. U.S. Federal Income Tax Consequences to U.S. Holders of VNR Common Units Pursuant to the Plan, except to the extent that a U.S. Holder of VNR Common Units agrees to less favorable treatment of its VNR Common Units, and subject to the terms of the Restructuring Transactions, all VNR Common Units shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and in full and final satisfaction, settlement, release, and discharge of and in exchange for each VNR Common Unit, each U.S. Holder of VNR Common Units shall receive such U.S. Holder’s Pro Rata share the VNR Common Unit New Warrants if Class 6, Class 7, Class 8, Class 9, Class 12, and Class 13 are each determined to have voted to accept the Plan; provided that each Holder of VNR Common Units shall be given the opportunity to elect to waive its recovery, in which case such Holder will receive no recovery for their VNR Common Units. While the matter is not free from doubt, the exchange of VNR Common Units for the VNR Common Unit New Warrants should likely be treated as an exchange in which gain (but not loss) is recognized by U.S. Holders of VNR Common Units. In such case, a U.S. Holder of VNR Common Units would recognize gain for United States federal income tax purposes in an amount equal to the excess of (a) the fair market value of its share of the VNR Common Unit New Warrants received, over (b) the U.S. Holder’s adjusted tax basis in its VNR Common Units. Such gain should be capital gain and should be long-term capital gain if the VNR Common Units were held for more than one year by the Holder. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. If a U.S. Holder recognizes gain in the exchange, such U.S. Holder’s tax basis in the VNR Common Unit New Warrants received should equal the fair market value of such VNR Common Unit New Warrants as of the Effective Date. If a U.S. Holder does not recognize gain in the exchange, such U.S. Holder’s initial tax basis in the VNR Common Unit New Warrants will be such Holder’s remaining tax basis in the VNR Common Units. A U.S. Holder’s holding period for the New Common Stock and the VNR Common Unit New Warrants received should begin on the day following the Effective Date without regard to whether or not gain was recognized by such U.S. Holder. See Article XIII.C.9 of the Disclosure Statement. Because VNR is transferring its assets to Reorganized VNR Finance in a taxable transaction (see Article XIII.B.1 of the Disclosure Statement), the gain or loss arising from that taxable transaction will be allocated to the Holders of the VNR Common Units. Any gain allocated to a Holder of VNR Common Units will increase the tax basis of that Holder’s VNR Common Units, and any loss allocated to a Holder of VNR Common Units will decrease the tax basis of that Holder’s VNR Common Units. These adjustments to the tax basis of the VNR Common Units will occur prior to the exchange of VNR Common Units for VNR Common Unit New Warrants described above or the cancellation of such units for no consideration. Cancellation of Indebtedness Income (“CODI”) Annexed hereto is a table providing, in summary form and for illustrative purposes only, additional information regarding estimated 2017 taxable income or loss, as applicable, that will be recognized by holders of VNR Common Units in connection with cancellation of indebtedness income and taxable loss arising from transactions contemplated by the Plan. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, AND OTHER TAX CONSEQUENCES OF THE PLAN. Third Party Releases Each Holder of an Equity Interest that (a) votes to accept the Plan, (b) abstains from voting on the Plan and who does not opt out of the releases provided by the Plan, or (c) votes to reject the Plan and who does not opt out of the releases provided by the Plan will be deemed to have released and discharged any and all Claims and causes of action against the Debtors and the Released Parties. A HOLDER OF AN EQUITY INTEREST IN A VOTING CLASS WHO ABSTAINS FROM VOTING AND RETURNS ITS BALLOT MAY CHOOSE TO OPT OUT OF GRANTING THE RELEASES ON ITS BALLOT. The release, exculpation, and injunction provisions of the Plan (including the definition of “Released Parties”) are reproduced on the Confirmation Hearing Notice enclosed with this Solicitation Package. The Ad Hoc Equity Committee has raised certain objections to the third-party releases in the Plan. For example, the Ad Hoc Equity Committee has objected to the third-party releases on the basis that these releases are invalid because they require Holders of Claims or Equity Interests to elect to opt out of the third-party releases in order for the Holder not to be bound by the release. The Debtors believe that the releases (including the opt-out mechanism) and exculpations in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Fifth Circuit and are consistent with other plan provisions approved in this district. Holders of Claims or Equity Interests in Classes that are deemed to reject the Plan and Holders of Claims or Equity Interests that (a) vote to reject the Plan or abstain from voting on the Plan, (b) opt out of the Plan releases on their Ballots, and (c) timely submit their Ballot to the Solicitation Agent will not be bound by the Plan releases. Further, the Debtors have made additional disclosures in this Disclosure Statement to specify some of the contributions that the Released Parties will have made pursuant to the Plan. The Debtors will also present evidence at the Confirmation Hearing to demonstrate the basis for, and propriety of, the release and exculpation provisions. The Court will determine at the Confirmation Hearing whether the third-party releases and the opt-out mechanism are valid. In the event that the Court determines that the third-party releases are contrary to applicable law, Holders of Claims or Equity Interests that (a) were entitled to vote on the Plan, (b) voted to reject the Plan or abstained from voting on the Plan, and (c) did not opt out of the third-party releases on their Ballot may not be bound by such release because, among other things, the Bankruptcy Court may deny confirmation of the Plan as proposed. NOTE: IF YOUR CLASS VOTES TO REJECT THE PLAN AND THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT, YOU WILL NOT RECEIVE ANY RECOVERY FROM THE DEBTORS’ ESTATES AND YOUR EQUITY INTERESTS WILL BE CANCELLED AND OF NO FURTHER EFFECT. BY CONTRAST, IF YOUR CLASS AND CLASSES 6, 7, 8, 9, AND (IN THE CASE OF VNR COMMON UNITS) 12 VOTE TO ACCEPT THE PLAN AND THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT, YOU MAY RECEIVE A RECOVERY FROM THE DEBTORS’ ESTATES AS NOTED ABOVE. THE DEBTORS BELIEVE THAT ACCEPTANCE OF THE PLAN DESCRIBED IN THIS DOCUMENT AND IN THE DISCLOSURE STATEMENT IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES, THEIR PREFERRED AND COMMON UNIT HOLDERS, AND ALL OTHER PARTIES IN INTEREST. THE DEBTORS RECOMMEND THAT YOU VOTE IN FAVOR OF THE PLAN.

DISCLAIMER: Subject to the terms set forth in the Disclosure Statement, including without limitation section XIII.B. of the Disclosure Statement, the table below provides, in summary form and for illustrative purposes only, additional information regarding a range of estimated taxable income or loss, as applicable, that may be recognized by holders of VNR Common Units in 2017, including in connection with cancellation of indebtedness income and taxable loss arising from transactions contemplated by the Plan.

THE FOLLOWING TABLE IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF VNR COMMON UNITS. ALL HOLDERS OF VNR COMMON UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSEQUENCES OF THE PLAN.

The Debtors expressly caution readers not to place undue reliance on this illustrative table.

Vanguard Natural Resources, LLC

2017 Estimated Taxable Income/(Loss) per Common Unit by Partner Group

Partner Group		Unit Acquisition Date	Unit Purchase Price		2017 Estimate Taxable Income/(Loss) Range		
			Low	High	Low	High	Median
ENP	Legacy Public				($19.81)	$3.26	($7.40)
EROC	Legacy Public				($26.60)	($5.53)	($16.40)
LRE	Legacy Public				($25.79)	($9.47)	($17.72)
VNR	IPO and Market Purchaser	10/2007 – 09/2008	$11.74	$19.02	($6.57)	($2.23)	($4.31)
VNR	Market Purchaser	10/2008 – 03/2009	$4.72	$11.95	$0.37	$1.18	$0.82
VNR	Market Purchaser	04/2009 – 07/2009	$10.26	$15.08	($0.76)	($0.10)	($0.63)
VNR	Market Purchaser	08/2009 – 12/2009	$13.69	$22.07	($5.17)	($3.45)	($3.83)
VNR	Market Purchaser	01/2010 – 12/2011	$18.93	$33.09	($15.86)	($9.10)	($13.05)
VNR	Market Purchaser	01/2012 – 12/2012	$23.29	$30.00	($22.26)	($17.87)	($20.05)
VNR	Market Purchaser	01/2013 – 05/2013	$26.93	$29.79	($23.60)	($21.48)	($22.19)
VNR	Market Purchaser	06/2013 – 12/2013	$25.57	$29.52	($24.17)	($21.10)	($22.56)
VNR	Market Purchaser	01/2014 – 09/2014	$27.46	$32.95	($29.32)	($23.69)	($26.07)
VNR	Market Purchaser	10/2014 – 11/2014	$22.04	$27.37	($22.86)	($19.74)	($20.16)
VNR	Market Purchaser	12/2014 – 07/2015	$10.46	$21.82	($17.04)	($12.56)	($15.00)
VNR	Market Purchaser	08/2015 – 11/2015	$5.47	$9.86	($11.72)	($8.98)	($9.61)
VNR	Market Purchaser	12/2015 – 12/2016	$0.50	$5.84	($6.71)	($3.18)	($4.29)
VNR	Market Purchaser	After 12/2016	$0.05	$1.07	($3.42)	($2.89)	($3.18)

Assumptions

- Unitized amounts provided for Common Public units only
- Unitized amounts exclude partners who have contributed property in exchange for units
- Unitized differences due to partner allocations of §704(c) and §743(b) step-up and step-down
- Income and loss from 2017 operations were derived from Debtors' projected financial results which are based upon many estimates and projections
- 2017 estimated taxable income includes estimate of CODI and deemed taxable loss arising from the transactions contemplated by the Plan
- Estimated taxable income includes estimated cost depletion expense only and does not include an estimate for percentage depletion
- No distributions contemplated for 2017

Petition Date	2/1/2017
Illustrative Emergence Date	9/30/2017

Illustrative Warrant Strike Mechanics

Warrant TEV Strike Calculations	$mm	Explanatory comments	Note
RBL Outstanding at Petition Date	$1,249	Class 4 Lender claims	(1)
Plus: Outstanding DIP Facility	–	$0 expected to be funded on the DIP facility	
Plus: Other Secured & Other Priority Claims	34	Class 2 plus Class 3 claims	(1)
Plus: Second Lien Note Claims	82	Class 5 claims plus accrued interest through the expected emergence date	(1)
Plus: 2020 Note Claims	412	Portion of Class 6 claims plus accrued interest through the expected emergence date	(1)
Plus: 2019 Note Claims	55	Portion of Class 6 claims plus accrued interest through the expected emergence date	(1)
Plus: Allowed General Unsecured Claims	35	Class 7 plus Class 8 claims	(2)
Less: Cash	(39)	Based on projected pre-emergence cash balance (5/26)	(3)
TEV Strike Price for Preferred Equity	**$1,828**		(4)
Plus: Liquidation Preference of Preferred Equity	388	Class 12 claims plus accrued dividends through the expected emergence date	(1)
TEV Strike Price for Common Equity	**$2,216**		(5)
Capital Structure at Emergence			
RBL	$722	As above, net of illustrative paydown at Emergence	
New Term Loan	125	Per latest Plan	
Second Lien	82	As above.	
Capital Leases	17	Projected as of Emergence	
Total Debt	**$945**		
Less: Cash	(15)	As above, net of illustrative paydown at Emergence	
Net Debt	**$930**		
Warrant Equity Strike Calculations			
TEV Strike Price for Preferred Equity	$1,828	As above.	
Less: Net Debt	(930)	As above.	
Equity Value Strike Price for Preferred Equity	**$898**		(4)
Plus: Liquidation Preference of Preferred Equity	388	As above.	
Equity Value Exercise Price for Common Equity	**$1,286**		(5)

Footnotes

Note: Figures taken from actual values on the Plan Effective Date do not give effect to the Senior Note Right Offering, the Senior Note Backstop, or the 2L Investment.

Capitalized terms as defined in the Disclosure Statement.

Note: For illustrative purposes, the Plan Effective Date is assumed to be 09/30/17.

(1) Via amended Disclosure Statement plus accrued through Emergence.

(2) Estimate assumes Allowed General Unsecured Claims of $35 million and excludes an estimate of the Class 8 Claims by Encana for illustrative purposes only. Any changes to the amount of Allowed Class 7 or the Allowed Class 8 Claims will lead to a dollar for dollar change in the strike. For example, Encana may assert a Class 8 Claim which could be significant. While the Debtors disagree with this claim, there is a risk to the warrantholders that the strike price may be materially higher.

(3) Net of total case expenses, GUC cash payment (assumes all GUCs elect cash) & Trade Claims.

(4) Represents the preferred warrant strike value described in the section 'Preferred Equity' in the Treatment of Claims and Interests section.

(5) Represents the common warrant strike value described in the section 'Common Equity' in the Treatment of Claims and Interests section.